Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
WESTERN DISTRICT OF MISSOURI
KANSAS CITY DIVISION

In re: INTERSTATE BAKERIES CORPORATION, etal., Debtors.	x : : : : : : : x	Chapter 11 Case No. 04-45814 (JWV) Jointly Administered Hearing Date: October 3, 2007 Hearing Time: 1:30 p.m. Obj. Deadline: September 26, 2007

MOTION FOR ORDER PURSUANT TO 11 U.S.C. § 1121(d)
EXTENDING THE DEBTORS’ EXCLUSIVE PERIODS
WITHIN WHICH TO FILE AND SOLICIT ACCEPTANCES OF A PLAN

Interstate Bakeries Corporation (“Interstate Bakeries” or the “Company”) and eight1of its subsidiaries and affiliates, debtors and debtors-in-possession (collectively, the “Debtors”), submit this motion (the “Motion”) for an order under 11 U.S.C. § 1121(d) to extend the Debtors’ exclusive periods within which to file and solicit acceptances of plans.  In support of this Motion, the Debtors respectfully represent as follows:
BACKGROUND
A.	The Chapter 11 Filings
1.  On September 22, 2004 (the “Petition Date”), eight of the Debtors each filed a voluntary petition in this Court for reorganization relief under chapter 11 of title 11 of the

[1]
The following subsidiaries’ and affiliates’ chapter 11 cases are jointly administered with Interstate Bakeries’ chapter 11 case:  Armour and Main Redevelopment Corporation; Baker’s Inn Quality Baked Goods, LLC; IBC Sales Corporation; IBC Services, LLC; IBC Trucking LLC; Interstate Brands Corporation; New England Bakery Distributors, L.L.C, and Mrs. Cubbison’s Foods, Inc.

United States Code, 11 U.S.C. §§ 101-1330, as amended (the “Bankruptcy Code”).  Furthermore, on January 14, 2006, the ninth debtor, Mrs. Cubbison’s Foods, Inc., also filed a voluntary petition in this Court for reorganization relief under chapter 11 of the Bankruptcy Code.  The Debtors continue to manage and operate their businesses as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.
2.  No trustee or examiner has been appointed in the Debtors’ chapter 11 cases.  On September 24, 2004, the United States Trustee (the “U.S. Trustee”) appointed the official committee of unsecured creditors (the “Creditors’ Committee”) in these cases.2  On November 29, 2004, the U.S. Trustee appointed an official committee of equity security holders (the “Equityholders’ Committee,” collectively with the Creditors’ Committee, the “Committees”) in these cases.
3.  The Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334.  Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409.  This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2).
4.  The statutory predicate for the relief requested herein is section 1121(d) of the Bankruptcy Code.
B.           The Debtors
5.  Collectively, the Debtors are one of the largest wholesale bakers and distributors of fresh baked bread and sweet goods in the United States.  The Debtors produce, market and distribute a wide range of breads, rolls, croutons, snack cakes, donuts, sweet rolls

2
The U.S. Trustee appointed the Creditors’ Committee for the eight debtors that filed on September 22, 2004.  An official committee of unsecured creditors has currently not been appointed for Mrs. Cubbison’s Foods, Inc.

and related products under national brand names such as “Wonder®,” “Hostess®,” “Baker’s Inn™,” “Home Pride®”, and “Mrs. Cubbison’s®” as well as regional brand names such as “Butternut®,” “Dolly Madison®,” “Drake’s®” and “Merita®.”  Based on independent, publicly available market data, “Wonder®” bread is the number one selling white bread brand sold in the United States and “Home Pride®” wheat bread is a leading wheat bread brand in the United States.  “Hostess®” products, including “Twinkies®,” “Ding Dongs®” and “HoHos®,” are among the leading snack cake products sold in the United States.
6.  The Debtors currently operate 45 bakeries and approximately 630 distribution centers at various locations around the country.  From these bakeries and distribution centers, the Debtors’ sales force delivers fresh baked goods to tens of thousands of food outlets.  The Debtors also operate approximately 790 bakery outlets (known as “thrift stores”) located in markets throughout the United States.
7.  The Debtors have more than 25,000 employees, the majority of whose employment is covered by one of approximately 420 union contracts to which the Debtors are a party.  Most of the Debtors’ union employees are members of either the International Brotherhood of Teamsters or the Bakery, Confectionery, Tobacco Workers & Grain Millers International Union.
8.  Interstate Bakeries is a corporation organized under the laws of the State of Delaware.  The Debtors’ principal executive offices are located at 12 East Armour Boulevard in Kansas City, Missouri.
RELIEF REQUESTED
9.  By prior orders of this Court (Docket Nos. 2329, 4437, 5427, 6672, 7512 8509 and 9013), the period during which the Debtors have the exclusive right to file plans (the

“Plan Exclusive Period”) was extended to October 5, 2007, and the period during which the Debtors have the exclusive right to solicit and obtain acceptances of any such plans (the “Solicitation Exclusive Period” and, together with the Plan Exclusive Period, the “Exclusive Periods”) was extended to December 5, 2007.
10.  By this Motion, the Debtors seek one of two alternate forms of relief pursuant to section 1121(d) of the Bankruptcy Code extending the Exclusive Periods, depending upon whether agreements regarding modifications to the Debtors’ collective bargaining agreements are achieved by September 30, 2007.  In summary, if such agreements are received, then the Debtors request that the Plan Exclusive Period be extended to January 15, 2008 and the Solicitation Exclusive Period be extended to March 15, 2008.  In the alternative, if such agreements are not reached, then the Debtors request interim approval of this Motion by extending both of the Exclusivity Periods for thirty (30) days in order for the Debtors to have an opportunity to formulate a rational strategy for maximizing value in these cases including, without limitation, a sale of the Company and/or its assets in its entirety or in a series of transactions.
PRELIMINARY STATEMENT
11.  The Debtors and their constituents have endured a long and arduous stay in chapter 11.  Much has been accomplished during the three years the Debtors’ cases have been pending.  Indeed, the Debtors have closed bakeries, consolidated routes and terminated roughly 22% of their workforce resulting in millions of dollars of savings.  The Debtors also renegotiated the majority of their more than 400 collective bargaining agreements with their unionized workforce resulting in meaningful savings.  Despite these achievements, the Debtors have encountered, and continue to encounter, many obstacles.  In addition to inflationary pressures caused by rising ingredient, fuel and labor costs, the impediments to profitability that have plagued the Company for the last several years – decentralized operations, lack of innovation (in marketing, products and delivery structure) and increased competition – continue to affect the Company’s profitability, resulting in net losses of approximately $128 million and $113 million for the Company in fiscal years 2006 and 2007, respectively.
12.  During the late summer and fall of 2006, certain of the Key Constituents (defined below) advocated for change at the board and senior management levels of the Company.  They insisted on installation of a new board and management to bring new ideas and a fresh perspective to the Debtors’ operations and financial prospects.  Accordingly, in July 2006, the Debtors began a search for a permanent chief executive officer (“CEO”).  The CEO selection process that followed was comprehensive and exhaustive and included substantial input from each of the Debtors’ three constituent groups: the steering committee for the Debtors’ prepetition lending group (the “Lenders’ Steering Committee” and the “Prepetition Lenders,” respectively), the official committee of unsecured creditors (the “Creditors’ Committee”) and the official committee of equity security holders (the “Equity Committee,” and together with the Lenders’ Steering Committee and the Creditors’ Committee, the “Key Constituents”).  The search for a CEO culminated in the selection of Craig Jung, and his employment agreement was approved by the Court with the unanimous support of the Key Constituents on February 16, 2007.  During this time, the Debtors’ board of directors was also substantially reconstituted with persons designated by certain of the Key Constituents.
13.  One of the several tasks facing Mr. Jung when he joined the Company was to develop a business plan (the “Business Plan”) which involved, among other things,

getting to know the Debtors’ businesses, assessing the Debtors’ managerial talent and augmenting it as necessary.  To further complicate matters, Mr. Jung had a little over four months to accomplish this critical task as the terms of the Debtors’ post-petition debtor-in-possession financing facility (the “DIP Financing Facility”) required that the Debtors present a Business Plan by the end of June 2007.  Notwithstanding this deadline, Mr. Jung achieved each of these tasks.  Indeed, with the help of world class talent that Mr. Jung recruited to the Company in the areas of sales, operations, human resources and technology support, the Debtors developed and timely delivered the Business Plan to the lenders under the DIP Financing Facility (the “DIP Facility Lenders”) and the Key Constituents in the later half of June 2007.
14.  The Business Plan contemplates the Debtors evolving from their current, high-cost, “one-size-fits-all” traditional route delivery structure, that has been used for several decades, to an advanced path-to-market structure they believe creates better jobs for sales employees, and will significantly drive selling and delivery productivity.  To effectively make this transition will require flexibility by the Company to meet constantly changing market demands.  Currently, the Debtors are hindered by work rules under their collective bargaining agreements that prohibitively restrict how the Debtors can operate their businesses.  Accordingly, these agreements must be modified for the Business Plan to be implemented.  The Company is also asking its unions for concessions to achieve meaningful productivity savings in its health and welfare plans.
15.  The Court, the Key Constituents and the DIP Facility Lenders have accommodated the Debtors in their efforts to, first, seek out managers and directors with new ideas and fresh perspectives and, thereafter, to develop those ideas into a workable business plan.  Indeed, over the last year, the Debtors’ plan filing and solicitation periods were extended on four occasions.  Specifically, the Plan Exclusive Period was extended until September 26, 2006, January 31, 2007, June 2, 2007 and October 5, 2007 (the current deadline).  The maturity date with respect to the DIP Financing Facility was extended on two occasions:  first, through June 2, 2007 and then to February 9, 2008 (the current maturity date).
16.  Time is of the essence.  The DIP Financing Facility expires on February 9, 2008.  The Debtors do not believe that the DIP Financing Facility will be further extended unless their emergence from chapter 11 appears imminent.  Additionally, the Company believes that it will be extremely difficult in the current market environment to find alternative debtor-in-possession financing. The Debtors believe that the Business Plan, when implemented, will serve as the basis for the Company’s emergence from chapter 11.  However, there are two prerequisites to the Business Plan’s viability:  (i) a funding commitment to provide debt financing and an equity capital infusion and (ii) additional concessions from the Debtors’ unionized workforce of the type described above.
17.  As to the first prerequisite to the Business Plan’s viability, the Debtors embarked upon a solicitation process to obtain the needed infusion of debt or equity capital immediately after the Business Plan was completed at the end of June 2007.  Since then, the Debtors have contacted over fifty entities including names furnished by the Committees and have received significant interest.  At the same time, the Debtors are working on a “back up” proposal with the Lenders’ Steering Committee and the Creditors Committee that would result in the conversion of debt necessary to permit the Debtors to exit bankruptcy.  The Debtors’ are optimistic that one of these two alternatives will be finalized prior to the hearing on this Motion and that they will successfully achieve the first of the two prerequisites set forth above.

18.  As to the second prerequisite to the Business Plan’s viability, the Debtors have also made significant progress with one of its two principal unions, the Bakery, Confectionery, Tobacco Workers & Grain Millers International Union (the “BCTGM”).  Unfortunately, the Company’s discussions with the International Brotherhood of Teamsters (the “IBT”), the Debtors’ other principal union representative body, have not been as fruitful.  All of the indications of interest that the Debtors’ have received thus far and the proposal advanced by the Lenders’ Steering Committee are contingent on the Company achieving an acceptable agreement with the collective bargaining units that are affiliated with the IBT and the BCTGM -- some of these proposals require that such an agreement be reached by September 30, 2007.
19.  If it becomes apparent that the Business Plan is not viable because an agreement cannot be reached with the IBT and the BCTGM, the Debtors will seek to formulate a rational strategy for maximizing value in these cases which may include the sale of the Company and/or its assets in its entirety or in a series of transactions.  Therefore, the Debtors hereby seek alternative forms of relief.  First, in the event agreements are reached with the BCTGM and the IBT prior to September 30, 2007, the Debtors request that the Plan Exclusive and Solicitation Exclusive Periods be extended to January 15, 2008 and March 15, 2008, respectively.  In the alternative, if such agreements are not reached by September 30, 2007, the Debtors request interim approval of this Motion by extending both of the Exclusivity Periods for thirty (30) days in order for the Debtors to have an opportunity to formulate a rational strategy for maximizing value in these cases which may include the sale of the Company and/or its assets in its entirety or in a series of transactions and have the opportunity to report to the Key Constituents and, if necessary, the Court with respect to such alternatives.

STATEMENT OF FACTS
20.  The Exclusive Periods are intended to afford chapter 11 debtors a full and fair opportunity to rehabilitate their businesses and to negotiate and propose a reorganization plan – without the deterioration and disruption of their businesses that might be caused by the filing of competing reorganization plans by nondebtor parties.
21.  As has been detailed in the Debtors’ previous motions requesting extensions of the Exclusive Periods (Docket Nos. 2076, 4180, 5297, 6549, 7383, 8361, and 8911, collectively the “Exclusivity Extension Motions”), the Debtors’ operations are extensive and complex.  The Debtors incorporate herein by reference the factual allegations regarding the size and complexity of their operations as set forth in the Exclusivity Extension Motions.  However, the Debtors have made significant progress in their efforts to emerge from chapter 11.  Initially, the Debtors focused on transitioning into chapter 11 and ensuring stable operations, continued trade support and an uninterrupted flow of the Debtors’ products while they simultaneously embarked on their operational turnaround by focusing on the most obvious opportunities for cost reductions.  Through various measures, which included, among other things, implementing a reduction in work force, corporate costs and employee benefit programs, the Debtors estimate they have saved millions of dollars and increased the Debtors’ operational efficiency.  Unfortunately, these changes did not completely offset the continuing decline in sales unit volume, or sufficiently address the Debtors’ cost structure.
22.  During the next stage of the restructuring process, the Debtors closely scrutinized each of their ten profit centers.  The Debtors’ motions concerning restructuring activities for each of the profit centers (see Docket Nos. 4178, 4478, 5291, 5469, 6004, and

6269) detail the extensive process undertaken to identify areas for improvement in efficiency and profitability.  From January 2005 to June 2006, the Debtors prepared plans and implemented restructurings in all of the profit centers.  As a result, the Debtors closed seven additional bakeries and approximately 200 distribution centers, rationalized their delivery network by reducing the number of routes from approximately 9,100 to 6,400, and further reduced their workforce by about 7,000 positions with the support of the Key Constituents.
23.  These and other initiatives have generated significant fixed cost savings since the commencement of these cases.  In addition, the Debtors have introduced new products to reduce the historical decline in white bread sales, have sold more than $100 million of non-core assets, resolved over 9,000 claims, addressed SEC filing and Sarbanes-Oxley compliance issues and negotiated agreements in principle with respect to approximately 315 collective bargaining agreements.  This was accomplished in the face of unprecedented commodity price increases for packaging materials, ingredients (particularly flour), fuel and other energy costs.  In fact, flour, the Company’s largest ingredient component, is currently experiencing a high level of price volatility and is at an all time high.
24.  After review and initial restructuring of the ten profit centers was complete, the Debtors and the Key Constituents collectively agreed to bring in a new Board and new senior management, leading to the development of the Business Plan.  The Business Plan has become the basis for the solicitation process for new capital and negotiations with unions regarding required changes to collective bargaining agreements.
25.  The Bankruptcy Court noted upon approving Mr. Jung’s Employment  Agreement that it may not be possible for Mr. Jung to formulate or propose a plan of reorganization as his first act.  Mr. Jung, along with the Debtors’ management, their professionals and the Key Constituents are all cognizant of the need to formulate and propose a plan as soon as possible, and believe they are poised to do so.
26.  The Debtors’ relations with their Key Constituents remain strong.  These relationships have been fostered to a great degree by the Debtors’ attempts to keep them well informed by meeting with these groups on a regular basis and by being as responsive as possible to their requests for additional information.
27.  The requested extensions will enable the Debtors to continue their efforts to restructure the Company and to maximize the value of the estates and, hopefully, to bring them to a successful conclusion.  On the other hand, if it appears that these efforts will not be fruitful, the Debtors nonetheless need a shorter extension to permit them to formulate a rational strategy for maximizing value in these cases which may include the sale of the Company and/or its assets in its entirety or in a series of transactions.
APPLICABLE AUTHORITY
28.  Section 1121(d) of the Bankruptcy Code provides that:
[o]n request of a party in interest made within the respective periods specified in subsections (b) and (c) of this section and after notice and a hearing, the court may for cause reduce or increase the 120-day period or the 180-day period referred to in this section.

11 U.S.C. § 1121(d).  Whether “cause” exists to extend a debtors’ exclusive periods to file and solicit acceptances of a plan is a decision committed to the sound discretion of the bankruptcy court based upon the facts and circumstances of each particular case.  SeeIn re Texaco, Inc., 76 B.R. 322, 325 (Bankr. S.D.N.Y. 1987).  Bankruptcy courts are afforded maximum flexibility to review the particular facts and circumstances of each case.  SeeIn re Public Serv. Co., 88 B.R.

521, 534 (Bank. D.N.H. 1988) (“[T]he legislative intent . . . [is] to promote maximum flexibility . . . .”); seealsoFirst American Bank v. Southwest Gloves and Safety Equip., Inc., 64 B.R. 963, 965 (D. Del. 1986) (acknowledging flexibility that section 1121(d) provides); H.R. Rep. No. 95-595, at 232 (1978) (“[T]he bill allows the flexibility for individual cases that is unavailable today.”), reprinted in 1978 U.S.C.C.A.N. 5963, 6191.
29.  In determining whether cause exists to extend a debtor’s exclusive periods, courts examine several factors, including the following:
(a)  The size and complexity of the case;
(b)  The existence of good faith progress towards reorganization;
(c)  Whether the debtor is seeking to extend exclusivity to pressure creditors to accede to the debtor’s reorganization demands;
(d)  The existence of an unresolved contingency and the need to resolve claims that may have a substantial effect on a plan; and
(e)  Whether the debtor is paying its bills as they come due.
SeeIn re Express One Int’l, Inc., 194 B.R. 98, 100 (Bankr. E.D. Tex. 1996); In re Crescent Mfg., 122 B.R. 979, 982 (Bankr. N.D. Ohio 1990) (citing In re Texaco, 76 B.R. at 327); In re Wisconsin Barge Line, Inc. 78 B.R. 946 (Bankr. E.D. Mo. 1987); In re McLean Indus., Inc., 87 B.R. 830, 834 (Bankr. S.D.N.Y. 1987).
30.  When evaluating these factors, the goal is to determine whether a debtor has had a reasonable opportunity to negotiate an acceptable plan with various interested parties and to prepare adequate financial and non-financial information concerning the ramifications of any proposed plan for disclosure to creditors.  See, e.g., In re UNR Industries, Inc.,72 B.R. 789, 792 (Bankr. N.D.Ill 1987) (Court granted UNR’s second request for extension of exclusivity deadline to file a plan of reorganization over objections of the committee and other parties in interest in order to leave open the possibility of filing a consensual plan);  In re McLean, 87 B.R. at 833-34; In re Texaco, 76 B.R. at 326.
31.  Courts have recognized the benefits and practical necessities of extending a debtor’s exclusive periods in large complex cases when there is no indication that the debtor is attempting to abuse the chapter 11 process through such extensions.  See, e.g., In re Farmland Industries, Inc., Case No. 02-50557 (Bankr. W.D. Mo. 2002) (aggregate exclusivity of approximately 14 months); In re Wire Rope Corporation of America, Inc., Case No. 02-50493 (Bankr. W.D. Mo. 2002) (aggregate exclusivity of more than 14 months); In re UAL Corporation, Case No. 02-48191 (Bankr. N.D. Ill. 2002) (aggregate exclusivity granted for approximately 39 months); In re Kmart Corporation, Case No. 02-02474 (Bankr. N.D. Ill. 2002) (aggregate exclusivity granted for more than 17 months); In re Kaiser Aluminum Corporation, Case No. 02-10429 (Bankr. D. Del. 2002) (aggregate exclusivity of more than 49 months); In re Hayes Lemmerz International Inc., Case No. 01-11490 (Bankr. D. Del. 2002) (aggregate exclusivity of more than 16 months); In re Bethlehem Steel Corp., Case No. 01-15288 (Bankr. S.D.N.Y. 2002) (aggregate exclusivity of more than 21 months); In re USG Corporation, Case No. 01-2094 (Bankr. D. Del. 2001) (aggregate exclusivity of more than 63 months); In re Safety-Kleen, Corp., Case No. 00-02303 (Bankr. D. Del. 2000) (aggregate exclusivity of more than 30 months); In re Service Merchandise Company, Inc., Case. No. 399-02649 (Bankr. M.D. Tenn. 1999) (aggregate exclusivity of more than 47 months).  Consistent with these cases, sufficient cause exists for the extension of the Exclusive Periods as requested by the Debtors in this Motion.

A.           These Cases are Large and Complex
32.  The size and complexity of the Debtors’ chapter 11 cases alone constitute sufficient cause to extend the Exclusive Periods.  See, e.g. In re Express One, 194 B.R. at 100 (“The traditional ground for cause is the large size of the debtor and the concomitant difficulty in formulating a plan of reorganization”);  In re Texaco Inc., 76 B.R. at 326 (“The large size of the debtor and the consequent difficulty in formulating a plan of reorganization for a huge debtor with a complex financial structure are important factors which generally constitute cause for extending the exclusivity periods.”); see also H.R. Rep. No. 595, 95th Cong., 1st Sess. 231, 232, 406 (1978), reprinted  in 1978 U.S.C.C.A.N. 5787, 6191, 6362 (“[I]f an unusually large company were to seek reorganization under Chapter 11, the Court would probably need to extend the time in order to allow the debtor to reach an agreement.”).  These and other authorities show that, in large, complex chapter 11 cases, courts consistently extend the debtor’s exclusive periods to afford the debtor time to stabilize its business, analyze reliable information to diagnose problems, and formulate a long-term business plan before commencing the plan of reorganization process.
33.  These cases are certainly large and complex.  At the time the Debtors filed these cases:
•	the Debtors were the largest wholesale baker and distributor of fresh baked bread and sweet goods in the United States;

•	the Debtors employed more than 32,000 people and were party to approximately 500 union contracts;

•
the Debtors maintained a massive production and distribution operation comprised of 54 bakeries and more than 1,000 distribution centers from which the Debtors’ sales force delivered fresh baked goods on approximately 9,100 delivery routes to more than 200,000 food outlets;

•	the Debtors also operated a sizable retail operation consisting of approximately 1,200 thrift stores;

•	the Debtors were party to over 1200 real estate leases;

•	the Debtors operated in 49 states and the District of Columbia; and

•	the Debtors listed approximately $1.626 billion in assets, $1.322 billion in liabilities, and $3.468 billion in annual sales.

34.  A debtor’s chapter 11 case need not even approach the magnitude of these cases to justify an extension of the exclusive periods based on size and complexity.  See, e.g., In re United Press Int’l, 60 B.R. 265, 270 (Bankr. D.D.C. 1986) ($40 million company granted extension of exclusive periods based on size and complexity of case; “In many much smaller cases, involving far less complications, two or three years go by before the debtor is in a position to file a plan”).  These cases are among the largest and most complex pending anywhere in the United States, and by any measure, the Debtors’ chapter 11 cases are sufficiently large and complex to warrant the requested extension of the Exclusive Periods.
B.           The Debtors Have Made Progress Toward Reorganization
35.  An extension of a debtor’s exclusive periods also is justified by a debtor’s progress in resolving issues facing its creditors and estate.  In re Amko Plastics, Inc., 197 B.R. 74, 77 (Bankr. S.D. Ohio 1996).  As detailed above, the Debtors have made significant progress in these cases and an extension of the Exclusive Periods is necessary to ensure that creditors receive the benefit of the efforts made in these cases, particularly the completion of the Business Plan as developed under the new Board and senior management team and the identification and negotiation of the Funding Transaction mentioned above.
C.           The Debtors Are Not Using Exclusivity to Pressure Creditors
36.  Courts have denied extensions of exclusive periods where plan negotiations among parties in interest have broken down, and the continuation of exclusivity would merely give the debtor unfair bargaining leverage over the other parties in interest. See Lake in the Woods, 10 B.R. 338, 345 (Bankr. E.D. Mich. 1981).  The Debtors’ request for an extension of the Exclusive Periods is not a negotiation tactic, but instead, merely a reflection of the fact that these cases still are not yet ripe for the submission and confirmation of a viable plan of reorganization.  At this stage of the case, plan negotiations have not broken down; instead, all parties have recognized the need to focus on operational changes and the transformation of the Debtors’ business and management to achieve the Business Plan and which will maximize value for all creditors.
37.  Throughout the cases, the Debtors have been mindful of their obligations to all parties in interest in these cases.  The Debtors and their professionals have consistently conferred with the Key Constituents on all major substantive and administrative matters in these cases. The Debtors will, of course, continue to work with their constituencies.
D.           Union Negotiations are an Unresolved Contingency
38.  As detailed above, agreement with the unions is an unresolved issue that must be settled in order for the Debtors to proceed with the Business Plan.  If this contingency can be favorably resolved, the Debtors assert that it would be in the best interests of the Debtors’ estates to extend the Exclusive Periods so that a plan of reorganization developed in conjunction with the solicitation process for debt and equity capital in which the Debtors are now engaged can be submitted to creditors for voting without the disruption of any potential competing plans.
E.           The Debtors Are Paying Their Bills As They Come Due
39.  Courts considering an extension of exclusivity may also assess a debtor’s liquidity and solvency.  See In re Ravenna Indus., 20 B.R. 886, 890 (Bankr. N.D. Ohio 1982).  Here, the Debtors are paying their bills as they come due.  The Debtors have liquidity necessary to complete their chapter 11 restructuring.  Moreover, the Debtors continue to enjoy significant post-petition trade credit and are paying their debts as they become due.
CONCLUSION
40.  As described above, cause exists to extend the Exclusive Periods.  The Debtors submit that the relief requested herein is in the best interests of the Debtors, their estates, and other parties in interest.
WHEREFORE, the Debtors respectfully request that the Court enter an order either (a) in the event that union agreements are achieved by September 30, 2007, extending the Debtors’ exclusive periods to file and solicit acceptances of a plan of reorganization through and including January 15, 2008 and March 15, 2008, respectively, or, in the alternative (b) in the event that union agreements are not achieved, interim approval of this Motion by extending both of the Exclusivity Periods for thirty (30) days and continuing the hearing on this Motion to a date prior to such thirty (30) day period and that the Court otherwise grant to the Debtors such other and further relief as may be just and proper.

Dated:     Kansas City, Missouri
               September 13, 2007

  /s/ J. Eric Ivester______________

J. Eric Ivester (ARDC No. 06215581)
Samuel S. Ory (Missouri Bar No. 43293)
SKADDEN ARPS SLATE MEAGHER
& FLOM LLP
333 West Wacker Drive, Suite 2100
Chicago, Illinois  60606-1285
Telephone: (312) 407-0700
Facsimile: (312) 407-0411
e-mail: ibcinfo@skadden.com

- and -

J. Gregory Milmoe (JM 0919)
SKADDEN ARPS SLATE MEAGHER
& FLOM LLP
Four Times Square
New York, New York 10036-6522
Telephone: (212) 735-3000
Facsimile: (212) 735-2000

- and -

Paul M. Hoffmann (Missouri Bar No. 31922)
STINSON MORRISON HECKER LLP
1201 Walnut, Suite 2900
Kansas City, MO 64106-2150
Telephone: (816) 691-2746
Facsimile: (888) 625-7290
e-mail: phoffmann@stinsonmoheck.com

Attorneys for the Debtors
and Debtors-in-Possession

PROPOSED ORDER

IN THE UNITED STATES BANKRUPTCY COURT
WESTERN DISTRICT OF MISSOURI
KANSAS CITY DIVISION

In re: INTERSTATE BAKERIES CORPORATION, etal., Debtors.	x : : : : : : : x	Chapter 11 Case No. 04-45814 (JWV) Jointly Administered

ORDER PURSUANT TO 11 U.S.C. § 1121(d) EXTENDING
THE DEBTORS’ EXCLUSIVE PERIODS WITHIN WHICH
TO FILE AND SOLICIT ACCEPTANCES OF A PLAN

(Relating to Docket No.     )

This matter having come before the Court on the motion (the “Motion”),1 of Interstate Bakeries Corporation (“Interstate Bakeries” or the “Company”) and eight2 of its subsidiaries and affiliates, debtors and debtors-in-possession (collectively, the “Debtors”), for an order under 11 U.S.C. § 1121(d) to extend the Debtors’ exclusive periods within which to file and solicit acceptances of plans; and the Court having reviewed the Motion; and the Court having determined that the relief requested in this Motion is in the best interests of the Debtors, their estates, their creditors and other parties-in-interest; and it appearing that notice of the

[1]	Capitalized terms not otherwise defined herein have the meanings given to them in the Motion.

[2]
The following subsidiaries’ and affiliates’ chapter 11 cases are jointly administered with Interstate Bakeries’ chapter 11 case:  Armour and Main Redevelopment Corporation; Baker’s Inn Quality Baked Goods, LLC; IBC Sales Corporation; IBC Services, LLC; IBC Trucking LLC; Interstate Brands Corporation; New England Bakery Distributors, L.L.C, and Mrs. Cubbison’s Foods, Inc.

Motion was good and sufficient and that no other or further notice need be given; and upon the record herein; and after due deliberation thereon; and good and sufficient cause appearing therefor, it is hereby
ORDERED, ADJUDGED AND DECREED THAT:
1.  The Motion is GRANTED.
2.  The Plan Exclusive Period is extended to and including January 15, 2008.
3.  The Solicitation Exclusive Period is extended to and including March 15, 2008.
4.  Entry of this Order is without prejudice to (i) the Debtors’ right to seek from this Court such additional and further extensions of the Exclusive Periods as may be necessary or appropriate or (ii) any party in interest’s right to seek to reduce the Exclusive Periods for cause in accordance with 11 U.S.C. § 1121(d).
5.  This Court shall retain jurisdiction over all matters arising from or related to the implementation of this Order.

Dated:   Kansas City, Missouri
             October ___, 2007

UNITED STATES BANKRUPTCY JUDGE